                                    ESCROW AGREEMENT
                                    ----------------


                        This Escrow Agreement ("Agreement") is dated
              effective as of October 31, 1996, and entered into among National Bank of Alaska ('Escrow Agent"), Alaskan Cable Network/Fairbanks, Inc. ("ACNFI"), Alaskan Cable Network/ Juneau, Inc. ("ACNJI") and Alaskan Cable Network Ketchikan-Sitka, Inc. ("ACNKSI," collectively, "Sellers"), and General Communication, Inc., an Alaska corporation ("GCI"). Sellers and GCI are collectively referred to in this Agreement as "Transaction Parties." Sellers and GCI are parties to a Asset Purchase and Sale Agreement dated as of April 15, 1996 ("Purchase Agreement").

                        For valuable consideration, the parties agree as
              follows

                        1.   Escrow Agent.  The Transaction Parties appoint
                             ------------
              and designate Escrow Agent as escrow agent for the purposes set forth in this Agreement, and Escrow Agent accepts such appointment on the terms provided in this Agreement.

                        2.   Deposits with Escrow Agent.  Escrow Agent will
                             --------------------------
              establish and maintain an escrow account (which, together with all funds, instruments and securities delivered to Escrow Agent by and on behalf of Sellers or GCI, and all earnings thereon, are referred to collectively as the "Escrow Fund"). Upon the execution of this Agreement, Sellers will cause delivery to Escrow Agent the aggregate amount of Five Hundred Thirty-Eight Thousand (538,000) shares of Class A common stock, no par value ("GCI Class A Stock"), of GCI ("Sellers' Escrow Shares"). Upon execution hereof, GCI will cause delivery to Escrow Agent Five Hundred Thirty-Eight Thousand (538,000) shares of GCI Class A Stock (the "GCI Escrow Shares"). The Transaction Parties agree that the value of a share of GCI Class A Stock for purposes of this Agreement is Six and 50/100 Dollars ($6.50) ("GCI Share Price").

                        3.   Investment of Escrow Fund.  Escrow Agent will
                             -------------------------
              invest any cash held in the Escrow Fund, and the Earnings (as defined in Section 6 of this Agreement) from the investment thereof, in Investment Securities (as Jointly directed by the Transaction Parties) or in other investments if directed by the joint written instructions of the Transaction Parties and Escrow Agent shall separately account for the Earnings received with respect to the Sellers' Escrow Shares and the Earnings received with respect to the GCI Escrow Shares. The term "Investment Securities" means (i) United States government securities or securities of agencies of the United States government which are guaranteed by the United States government, (ii) commercial paper issued by corporations, each of which will have a consolidated net worth of at least $250 million and each of which conducts a substantial part of its business in the United States of America, maturing within 180 days from the date of the original issue thereof but in no event later than the Escrow Disbursement Date except if a GCI Claim Certificate or a Sellers' Claim Certificate (as defined below) has been delivered to Escrow Agent, and carrying the highest rating by Moody's Investors Service, Inc. ("Moody's") or Standard and Poor's Corporation ("S&P"), and (iii) certificates of deposit maturing within 180 days of the date of purchase but in no event later than the Escrow Disbursement Date except if a GCI Claim Certificate or a Sellers' Claim Certificate has been delivered to Escrow Agent, which are issued by any United States national or state bank whose long term debt rating is rated A3 or better by Moody's or A- or better by S&P and which has capital, surplus and undivided profits totaling more than $250 million. Escrow Agent shall provide a monthly report to Sellers and to GCl, which report shall include a list of the holdings in the Escrow Fund and all transactions relating thereto.

                        4.   Disbursement of Sellers' Escrow Deposit.
                             ---------------------------------------

                             (a)  Except as otherwise provided in this
              SECTION 4(a), Escrow Agent will disburse the Sellers' Escrow Shares to Sellers (or as directed by Sellers in a written certificate delivered by Sellers to Escrow Agent prior to the Escrow Disbursement Date, as defined below) on April 30, 1997 ("Escrow Disbursement Date"). If, prior to the Escrow Disbursement Date, Escrow Agent receives a certificate signed on behalf of GCI (a "GCI Claim Certificate") in the form of EXHIBIT A with completed information concerning the nature and amount of an indemnification claim by GCI under the Purchase Agreement ("GCI Claim Amount") which will in no event exceed Three Million Four Hundred Ninety Seven Thousand and no/100 Dollars ($3,497,000), Escrow Agent will retain in the Escrow Fund that number of the Sellers' Escrow Shares, at a price per share equal to the GCI Share Price (the "Retained Sellers' Shares"), as is equal to the certified GCI Claim Amount for disbursement in accordance with Section 4(a)(i) OR
              (ii) as applicable. Escrow Agent will disburse the remainder of the Sellers' Escrow Shares (and all Earnings thereon) that are not required to be retained pursuant to the preceding sentence to Sellers on the Escrow Disbursement Date. If a GCI Claim Certificate is delivered to Escrow Agent prior to the Escrow Disbursement Date, Escrow Agent will retain the Retained Sellers' Shares in the Escrow Fund pursuant to this Agreement until either:

                             (i)  Escrow Agent receives Joint
                        written instructions signed on behalf of Sellers and GCI specifying the method for disbursing the Retained Sellers' Shares in which case such shares and all Earnings thereon will be disbursed promptly by Escrow Agent in accordance with such instructions; or

                             (ii) Escrow Agent receives an official
                        copy of a final, non-appealable order issued by a court of competent jurisdiction specifying the method for disbursement of the Retained Sellers' Shares, in which case such Shares and all Earnings thereon will be disbursed promptly by Escrow Agent in accordance with such instructions.

                             (b) Notwithstanding anything to the contrary in this Agreement, Escrow Agent will disburse the Sellers' Escrow Shares in accordance with any Joint written instructions signed by the Transaction Parties.

                             (c)  All disbursements of funds, if any, in
              the Escrow Fund pursuant to this Section 4 will be by wire or interbank transfer of immediately available funds to the account or accounts designated in writing by Sellers or GCI, as applicable.

                             (d) GCI will deliver a copy of any GCI Claim Certificate to Sellers contemporaneously with or before delivery of the GCI Claim Certificate to Escrow Agent.

                        5.   Disbursement of the GCI Escrow Deposit.
                             --------------------------------------

                             (a)  Except as otherwise provided in this
              SECTION 5(a), Escrow Agent will disburse the GCI Escrow Shares to GCI on the Escrow Disbursement Date. If, prior to the Escrow Disbursement Date, Escrow Agent receives a certificate signed on behalf of Sellers (a "Sellers' Claim Certificate") in the form of EXHIBIT B with completed information concerning the nature and amount of an indemnification claim by Sellers under the Purchase Agreement ("Sellers' Claim Amount") which will in no event exceed Three Million Four Hundred Ninety Seven Thousand and no/100 Dollars, Escrow Agent will retain in the Escrow Fund (x) that number of the GCI Escrow Shares, at a price per share equal to the GCI Share Price (the "Retained GCI Shares"), as is equal to the certified Sellers' Claim Amount, for disbursement in accordance with SECTION 5(a)(i) OR (ii) as applicable. Escrow Agent will disburse the remainder of the GCI Escrow Shares (and all Earnings thereon) that are not required to be retained pursuant to the preceding sentence to GCI on the Escrow Disbursement Date. If a Sellers' Claim Certificate is delivered to Escrow Agent prior to the Escrow Disbursement Date, Escrow Agent will retain the Retained GCI Shares in the Escrow Fund pursuant to this Agreement until either:

                             (i)  Escrow Agent receives joint
                        written instructions signed on behalf of Sellers and GCI specifying the method for disbursing the Retained GCI Shares, in which case such shares, and Earnings thereon will be disbursed promptly by Escrow Agent in accordance with such instructions; or

                             (ii) Escrow Agent receives an official
                        copy of a final, non-appealable order issued by a court of competent jurisdiction specifying the method for disbursement of the Retained GCI Shares, in which case such Shares and Earnings thereon will be disbursed promptly by Escrow Agent in accordance with such instructions.

                             (b) Notwithstanding anything to the contrary in this Agreement, Escrow Agent will disburse the GCI Escrow Deposit in accordance with any Joint written instructions signed by Sellers and GCI.

                             (c)  All disbursements of funds, if any, in
              the Escrow Fund pursuant to this SECTION 5 will be by wire or interbank transfer of immediately available funds to the account or accounts designated in writing by Sellers or GCI, as applicable.

                             (d)  Sellers will deliver a copy of any
              Sellers' Claim Certificate to GCI contemporaneously with or before delivery of the Sellers' Claim Certificate to Escrow Agent.

                        6.   Disbursement of Earnings, etc.  The interest,
                             ------------------------------
              earnings and/or gains ("Earnings") received by Escrow Agent with respect to the Escrow Securities, the Escrow Cash or from the investment of any other cash held in the Escrow Fund will be reinvested by Escrow Agent as permitted in SECTION 3 of this Agreement. With a disbursement of all or a portion of the Escrow Fund pursuant to SECTIONS 4 OR 5 of this Agreement, Escrow Agent will distribute to the Transaction Party receiving such disbursement a proportionate share of the Earnings from the investment of that particular portion of the Escrow Fund.

                        7.   Rights, Duties and Liabilities of Escrow
                             ----------------------------------------
                             Agent.
                             -----

                             (a) Escrow Agent will have no duty to know or determine the performance or nonperformance of any provision of any agreement between the Transaction Parties, including, but not limited to, the Purchase Agreement, which will not bind Escrow Agent in any manner. Escrow Agent assumes no responsibility for the validity or sufficiency of any document or paper or payment deposited or called for under this Agreement except as may be expressly and specifically set forth in this Agreement, and the duties and responsibilities of Escrow Agent under this Agreement are limited to those expressly and specifically stated in this Agreement.

                             (b)  Escrow Agent will not be personally
              liable for any act it may do or omit to do under this Agreement as such agent while acting in good faith and in the exercise of its own best judgment; and any act done or omitted by it in accordance with the written advice of its counsel will be conclusive evidence of such good faith unless, in any event, the same constitutes gross negligence or willful misconduct. Escrow Agent will have the right at any time to consult with its counsel upon any question arising under this Agreement and will incur no liability for any delay reasonably required to obtain the advice of counsel.

                             (c)  Other than those notices or demands
              expressly provided in this Agreement, Escrow Agent is expressly authorized to disregard any and all notices or demands given by Sellers or GCI, or by any other person, firm or corporation, excepting only orders or process of court, and Escrow Agent is expressly authorized to comply with and obey any and all final process, orders, judgments, or decrees of any court, and to the extent Escrow Agent obeys or complies with any thereof of any court, it will not be liable to any party to this Agreement or to any other person, firm or corporation by reason of such compliance.

                             (d)  In consideration of the acceptance of
              this Escrow by Escrow Agent, GCI agrees for it and its successors and assigns, to pay to Escrow Agent its charges, fees and reasonable expenses as contemplated by this Agreement. The escrow fees or charges will be Two Thousand and no/100 Dollars ($2,000.00). Such sum is intended as compensation for Escrow Agent's ordinary services as contemplated by this Agreement, including, without limitation, (i) the investment of funds held in the Escrow Fund and the reinvestment thereof and of Earnings and (ii) the disbursement thereof and of any of the Escrow Fund to the Transaction Parties. In the event Escrow Agent renders services not provided for in this Agreement, Escrow Agent will be entitled to receive from the transaction parties reasonable compensation and reasonable costs, if any, for such extraordinary services.

                             (e)  Escrow Agent will be under no duty or
              obligation to ascertain the identity, authority or right of Sellers or GCI (or their agents) to execute or deliver or purport to execute or deliver this Agreement or any certificates, documents or papers or payments deposited or called for or given under this Agreement.

                             (f)  Escrow Agent will not be liable for the
              outlawing of any rights under any statute of limitations or by reason of laches in respect of this Agreement or any documents or papers deposited with Escrow Agent.

                             (g)  In the event of any dispute among the
              parties to this Agreement as to the facts or as to the validity or meaning of any provision of this Agreement, or any other fact or matter relating to this Agreement or to the transactions between Sellers and GCl, Escrow Agent is instructed that it will be under no obligation to act, except in accordance with this Agreement or under process or order of court or, I there be no such process or order, until it has filed or caused to be filed an appropriate action interpleading Sellers and GCI and delivering the Escrow Fund (or the portion of the Escrow Fund in dispute) to such court, and Escrow Agent will sustain no liability for its failure to act pending such process of court or order or interpleader of action.

                        8.   Modification of Agreement.  The provisions of
                             -------------------------
              this Agreement may be supplemented, altered, amended, modified, or revoked by writing only, signed by GCI and Sellers and approved in writing by Escrow Agent, and upon payment of all fees, costs and expenses incident thereto.

                        9.   Assignment of Agreement.  No assignment,
                             -----------------------
              transfer, conveyance or hypothecation of any right, title or interest in and to the subject matter of this Agreement will be binding upon any party, including Escrow Agent, unless all fees, costs, and expenses incident thereto have been paid and then only by the assent thereto by all parties in writing.

                        10.  Miscellaneous.
                             -------------

                             (a) All notices and communications under this Agreement will be in writing and will be deemed to be duly given if sent by registered mail, return receipt requested, personal delivery or telecopier, as follows

              To Escrow Agent:           National Bank of Alaska
                                         Trust Department
                                         301 W. Northern Lights
                                           Boulevard, Third Floor
                                         Anchorage, Alaska 99503
                                         Attention: Michael Walton,
                                                    Vice President
                                         Telecopy:  (907) 265-2139

              To GCI at:                 General Communication, Inc.
                                         2550 Denali Street
                                         Suite 1000
                                         Anchorage, Alaska 99503-2781
                                         Attention:  John M. Lowber,
                                                     CFO and Senior
                                                     Vice President
                                         Telecopy:   (907) 265-5676

                                         With a copy (which will not
                                         constitute notice) to:

                                         Hartig, Rhodes, Norman, Mahoney
                                         & Edwards, P.C.
                                         717 K Street
                                         Anchorage, Alaska 99501-3397
                                         Attention:  Bonnie J. Paskvan,
                                         Esq.
                                         Telecopy:   (907) 277-4352

              To Sellers at:             Mr. Jack Kent Cooke
                                         Stuart A. Haney, Esq.
                                         Route 713
                                         Kent Farms
                                         Middleburg, VA 22117
                                         Telecopy:  1-(540) 687-5615


              or at such other address or telecopy number as any of the above may have furnished to the other parties in writing and any such notice or communication given in the manner specified in this SECTION 10(a) will be deemed to have been given as of the date received. In the event that Escrow Agent, in its sole discretion, determines that an emergency exists, Escrow Agent may use such other means of communication as Escrow Agent deems advisable.

                             (b) The undertakings and agreements contained in this Agreement will bind and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

                             (c) This Agreement may be executed in one or more counterparts, each of which will be deemed an original. Whenever pursuant to this Agreement GCI and Sellers are to deliver a Jointly signed writing to Escrow Agent or jointly advise Escrow Agent in writing, such writing may in each and all cases be signed jointly or in counterparts and such counterparts will be deemed to be one instrument.

                             (d) Escrow Agent may resign and be discharged from its duties or obligations under this Agreement by giving notice in writing of such resignation to the Transaction Parties at least 30 days in advance of such resignation (unless waived in writing by the Transaction Parties). Such resignation will be effective upon the appointment by the Transaction Parties of a successor escrow agent, which will be a federally chartered bank having combined capital and surplus of at least $100,000,000.00; provided, that if any
                                                   --------
              such appointment of any successor agent is not effectuated within 30 days of such written notice, Escrow Agent may file an action for interpleader and deposit all funds with a court of competent jurisdiction, all as provided for in SECTION 7(g). Any such successor escrow agent will be appointed by a written instrument mutually satisfactory to and executed by GCl, Sellers, Escrow Agent and the successor escrow agent. Any successor escrow agent appointed under the provisions of this Agreement will have all of the same rights, powers, privileges, immunities and authority with respect to the matters contemplated herein as are granted herein to the original Escrow Agent.

                             (e)  GCI and Sellers hereby jointly and
              severally agree to indemnify Escrow Agent for, and to hold it harmless against any loss, liability or reasonable out-of-pocket expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the reasonable out-of-pocket costs and expenses of defending itself against any claim of liability, except in those cases where Escrow Agent has been guilty of gross negligence or willful misconduct (provided, that in no event will the Transaction Parties be liable for any allocated cost or expense of persons regularly employed by Escrow Agent). Anything in this Agreement to the contrary notwithstanding, in no event will Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                             (f)  The Transaction Parties are providing
              Escrow Agent with their Tax Identification Number (TIN) as assigned by the Internal Revenue Service below their signatures to this Agreement. All Earnings will be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid. Escrow Agent shall submit required reports to the Internal Revenue Service in accordance with current information reporting requirements. Anything to the contrary in this Agreement notwithstanding, Sellers' Escrow Shares will at all times be owned of record and beneficially by Sellers and Sellers will at all times be entitled to exercise sole voting power and, subject to SECTION 4, the power to dispose of or transfer, Sellers' Escrow Shares.

                             (g)  In the event funds transfer written
              instructions are given (other than in writing at the time of execution of the Agreement), whether in writing or by telecopier, Escrow Agent is authorized, but not obligated, to seek confirmation of such instructions by telephone call-back to one person from each party designated on SCHEDULE I to this Agreement, and Escrow Agent may rely upon the confirmations of anyone purporting to be the persons so designated. The persons and telephone numbers for call-backs may be changed only In a writing actually received and acknowledged by Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

                             (h)  This Agreement will be governed by and
              construed in accordance with the law of the State of Alaska without regard to its principles of conflicts of laws and any action brought under this Agreement will be brought in the courts of the State of Alaska, located in the Third Judicial District at Anchorage. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-convenience or any similar grounds and irrevocably consents to service of process by mail or In any other manner permitted by applicable law and consents to the of such courts.

                             (i)  Except as otherwise specified herein,
              each of the parties will pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Escrow Agreement and in closing and carrying out the transactions contemplated by this Escrow Agreement.

                             (j)  If any legal action or proceeding is
              brought for the enforcement of this Escrow Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Escrow Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.


                        The parties have caused this Agreement to be signed
              the day and year first above written.

                                       NATIONAL BANK OF ALASKA,


                                       By:
                                          ---------------------------------
                                         Michael L. Walton, Vice President

                                       SELLERS:

                                       ALASKAN CABLE NETWORK/FAIRBANKS,
                                       INC.


                                       By:
                                          ---------------------------------
                                            Stuart Haney, House Counsel

                                       TIN:  92-0076476

                                       ALASKAN CABLE NETWORK/JUNEAU, INC.


                                       By:
                                          ---------------------------------
                                            Stuart Haney, House Counsel

                                       TIN: 92-0032687

                                       ALASKAN CABLE NETWORK/
                                       KETCHIKAN-SITKA, INC.


                                       By:
                                          ---------------------------------
                                            Stuart Haney, House Counsel

                                       TIN: 91-1105566

                                       GCI:

                                       GENERAL COMMUNICATION, INC.


                                       By:
                                          ---------------------------------
                                          John M. Lowber, Senior Vice
                                          President

                                       TIN:  92-007273

                                       Schedule 1
                                       ----------


                         Telephone Number(s) for Call-Backs and
               Person(s) Designated to Confirm Funds Transfer Instructions


              If to GCI:
              ---------

                       Name                        Telephone Number
                       ----                        ----------------

              John M. Lowber                        (907) 265-5604

              If to Sellers:
              -------------

                       Name                        Telephone Number
                       ----                        ----------------

              Stuart Haney                         (540) 687-4000

              Telephone call-backs will be made to each of GCI and Sellers if joint instructions are required pursuant to the Agreement.

                              EXHIBIT A TO ESCROW AGREEMENT
                              FORM OF GCI CLAIM CERTIFICATE


                   The undersigned, on behalf of General Communication,
              Inc. ("GCI"), certifies as follows:

                   A. GCI, Sellers et al. are parties to that certain Asset Purchase Agreement dated as of April 15, 1996.

                   B. GCI in good faith believes that Sellers (as defined in the Purchase Agreement) have breached certain representations, warranties, covenants or obligations made by Sellers in the Purchase Agreement or are obligated to indemnify GCI with respect to certain claims. In particular, GCI in good faith is asserting claims against Sellers based on the followings:

              [reasonably detailed description of claim and reference to portion of Purchase Agreement in question to be inserted by GCI at time of delivery of Certificate].

                   C. Attached to this Certificate is a copy of GCI's notice to Sellers relating to the claim pursuant to the Purchase Agreement. GCI intends to pursue the claim with due diligence. GCI in good faith believes the amount of its
              claim described in its notice is $               .
                                                ---------------

                   D. GCI is furnishing this Certificate to National Bank of Alaska which is acting as Escrow Agent pursuant to the terms of an Escrow Agreement dated October 31, 1996 among GCI, Sellers and National Bank of Alaska has delivered or contemporaneously is delivering a copy of this Certificate to Sellers as well.

                   This Certificate is signed this    day of          ,
                                                   --        ---------
              199 .
                 -

                                          GENERAL COMMUNICATION, INC.


                                          By:
                                             ------------------------------
                                          Name:
                                               ----------------------------
                                          Title:
                                                ---------------------------

                   Receipt of this Certificate is acknowledged this    day
                                                                    --
              of          , 199 .
                 ---------     -

                                          NATIONAL BANK OF ALASKA


                                          By:
                                             ------------------------------
                                          Name:
                                               ----------------------------
                                          Title:
                                                ---------------------------

                              EXHIBIT B TO ESCROW AGREEMENT
                           FORM OF SELLER'S CLAIM CERTIFICATE


                   The undersigned, on behalf of                 ("Seller")
                                                 ---------------
              certifies as follows:

                   A. Alaskan Cable Network/Fairbanks, Inc. ("ACNFI"), Alaskan Cable Network/Juneau, Inc. ("ACNJI") and Alaskan Cable Network/Ketchikan-Sitka, Inc. ("ACNKSI") and General Communication, Inc. ("GCI") are parties to that certain Asset Purchase and Sale Agreement dated as of April 15, 1996 ("Purchase Agreement").

                   B. Seller in good faith believes that GCI has breached certain representations, warranties, covenants or obligations made by GCI in the Purchase Agreement or is obligated to indemnify Seller, with respect to certain claims. In particular, Seller in good faith is asserting claims against GCI based on the following:

              [reasonably detailed description of claim and reference to portion of Purchase Agreement in question to be inserted by Seller at time of delivery of Certificate].

                   C. Attached to this Certificate is a copy of Seller's notice to GCI relating to the claim pursuant to the Purchase Agreement. Seller intends to pursue the claim with due diligence. Seller in good faith believes the amount of the
              claim described in its notice is $               .
                                                ---------------

                   D. Seller is furnishing this Certificate to National Bank of Alaska which is acting as Escrow Agent pursuant to the terms of an Escrow Agreement dated October 31, 1996 among

              GCI, Seller and National Bank of Alaska. Seller has delivered or contemporaneously is delivering a copy of this Certificate to GCI as well.

                   This Certificate is signed this    day of          ,
                                                   --        ---------
              199 .
                 -

                                          SELLER:


                                          ---------------------------------


                                          By:
                                             ------------------------------
                                          Name:
                                               ----------------------------
                                          Title:
                                                ---------------------------


                   Receipt of this Certificate is acknowledged this __ day
              of          , 199 .
                 ---------     -

                                          NATIONAL BANK OF ALASKA


                                          By:
                                             ------------------------------
                                          Name:
                                               ----------------------------
                                          Title:
                                                ---------------------------